Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

TherapeuticsMD, Inc.

Inducement Grant

Restricted Stock Unit Agreement

This Inducement Grant Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of October 15, 2021 (the “Grant Date”), by and between TherapeuticsMD, Inc., a Nevada corporation (the “Company”), and Mark Glickman (the “Participant”).

WHEREAS, as an inducement to the Participant to commence employment with the Company, the board of directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to grant the award of Units (as defined herein) provided for herein; and

WHEREAS, it is intended that the award of Units comply with the exemption from the stockholder approval requirement for “inducement grants” provided under Rule 5635(c)(4) of the NASDAQ Listing Rules.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.DEFINITIONS AND CONSTRUCTION.

1.1Definitions.  The Units have not been granted pursuant to the Company’s 2019 Stock Incentive Plan, as amended (the “Plan”).  However, as set forth below, unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Plan (the “Applicable Plan Provisions”).

1.2Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.ADMINISTRATION.

All questions of interpretation concerning this Agreement shall be determined by the Committee.  All determinations by the Committee made reasonably and in good faith shall be final and binding upon all persons having an interest in the Award.

3.THE AWARD.

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3.1Grant of Restricted Stock Units.  On the Grant Date, subject to the provisions of this Agreement, the Participant has been granted a right (“Units”) to receive Shares based on the terms and conditions set forth in this Agreement, which shall be earned and vested (or not) as set forth in Section 4, with 920,000 Units representing the target number of Units that may become vested Units (with 1,180,000 Units as the maximum number of Units that may become vested) as set forth in Section 4, all subject to adjustment as provided in Sections 4 and 7.  520,000 of such maximum Units are designated as “Performance Units” (with a target of 260,000 Performance Units) and 660,000 of such maximum Units are designated as “Time-Based Units.” Each Unit represents a right to receive one (1) Share on the Settlement Date (as defined below), subject to adjustments below.

3.2No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or Shares issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company and/or its Subsidiaries for its benefit.

4.VESTING OF UNITS.

4.1Performance Units.

(a)Earned Applicable Performance Units. Subject to the Participant’s continued employment or other service with the Company or its Subsidiaries at the Vesting Date(s) as set forth below, the Performance Units shall become earned as and when provided in this Section 4.1(a) based upon the Company’s EBITDA or CAGR (both terms as defined below), in each case as determined by the Committee in its sole discretion, in accordance with the following:

130,000 Performance Units (“CAGR PSUs”): [***]

130,000 Performance Units (“EBITDA PSUs”): [***]

(b)Definitions.

“CAGR” is defined as cumulative average growth rate.

“EBITDA” is defined as GAAP net income (loss) from continuing operations before interest (income) expense, income taxes, depreciation, and amortization, with such adjustments as the Company may from time-to-time report in its public filings.

“Vesting Date” means each date on which any Performance Units or Time-Based Units become vested pursuant to Sections 4.1 and 4.2 hereof.

4.2Time-Based Units.

(a)Subject to the Participant’s continued employment or other service with the Company or its Subsidiaries through the applicable Vesting Date, 260,000 Time-Based Units shall become vested and earned on the following Vesting Dates: one-third (1/3) of such

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Time-Based Units shall vest and become earned on each of the one-year, two-year and three year anniversaries of the Grant Date.

(b)Subject to the Participant’s continued employment or other service with the Company or its Subsidiaries through the third anniversary of the Grant Date, 400,000 Time-Based Units shall become vested and earned on the third anniversary of the Grant Date.

4.3Treatment of Units Upon Termination of Continued Employment or Other Service. If the Participant’s continued employment or other service with the Company or its Subsidiaries is terminated for any reason prior to a Vesting Date, then, subject to the occurrence of any other event specified in Section 3(b)(ii), (iii) or (iv) of the Employment Agreement by and between the Company and the Participant dated that date hereof (the “Employment Agreement”), any non-vested Units granted hereunder shall be immediately forfeited and revert back to the Company without any payment to the Participant. The Committee shall have the power and authority to enforce on behalf of the Company any rights the Company may have with respect to the Units under this Agreement in the event of the termination of the Participant’s continued employment or other service with the Company or its Subsidiaries.

4.4Treatment of Units in Connection with a Change in Control.  Section 10(c) of the Plan regarding Adjustments in Case of Certain Transactions (Change in Control) is incorporated by reference in this Agreement, mutatis mutandis.  In addition, with respect to any unvested Performance Units, the Committee may, in its discretion, deem such performance vesting and conditions as having been met as of the date of a Change in Control.

5.SETTLEMENT OF THE AWARD.

5.1Issuance of Shares of Stock.  Subject to the provisions of Section 6 below, as soon as practicable on or after the Vesting Date, but in no event later than the 15th day of the third month following the last day of the calendar year in which the Vesting Date occurs (the “Settlement Date”), the Company shall issue to the Participant in settlement of the Units vested on such Vesting Date, the number of Shares equal to such vested Units, and all such vested Units will cease to be outstanding as “Units” under this Agreement upon such issuance of such Shares.

5.2Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice, any or all Shares acquired by the Participant pursuant to the settlement of the Award.  Except as provided by the preceding sentence, a certificate or book entry for the Shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

5.3Restrictions on Grant of the Award and Issuance of Shares.  The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities and issuance of the Shares may be delayed where the Company reasonably anticipates that the making of the payment will violate federal securities law or other applicable law; provided that the payment is made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation.

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6.TAX IMPLICATIONS.

6.1Withholding.  As a condition to the Company’s obligations with respect to Shares settled under this Agreement (including, without limitation, any obligation to deliver any Shares) hereunder, the Participant shall make arrangements, either by requiring the Shares to be issued hereunder to be delivered to Participant’s broker under sell to cover instructions, or other arrangement satisfactory to the Company, to pay to the Company any federal, state or local taxes of any kind required to be withheld with respect to the delivery of such Shares.  If the Participant shall fail to make the tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including by the withholding out of any Shares that otherwise would be delivered to Participant under this Agreement) otherwise due to the Participant Shares with a Fair Market Value equal to any federal, state or local withholding amounts of any kind required by law to be withheld with respect to such Shares.

7.ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of Shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number.  Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

8.RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.  The Participant shall have no rights as a stockholder with respect to any Units until the date of the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 7.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company or any Subsidiary or interfere in any way with any right of such entities to terminate the Participant’s service at any time.

9.MISCELLANEOUS PROVISIONS.

9.1Termination or Amendment.  The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A of the Code.  No amendment or addition to this Agreement shall be effective unless in writing.

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9.2Nontransferability of the Award.  Prior to the issuance of Shares on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award exercisable during the Participant’s lifetime shall only be exercised by the Participant or the Participant’s guardian or legal representative.

9.3Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

9.4Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

9.5Delivery of Documents and Notices.  Any document relating to this Agreement or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon delivery or refusal of delivery by the U.S. Postal Service or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature hereto or at such other address as such party may designate in writing from time to time to the other party.

(a)Description of Electronic Delivery.  The grant documents, which may include but do not necessarily include: the Applicable Plan Provision, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, the Participant may deliver electronically the Agreement to the Company or to such third party involved in administering this Agreement as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)Consent to Electronic Delivery and Execution.  The Participant acknowledges that the Participant has read Section 9.5 of this Agreement and consents to the electronic delivery of the grant documents, as described in Section 9.5(a).  The Participant acknowledges that the Participant may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant may revoke the Participant’s consent to the electronic delivery of

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documents described in Section 9.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that the Participant is not required to consent to electronic delivery of documents described in Section 9.5(a).  Electronic execution of this Agreement shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Company to all of the terms and conditions set forth in the Applicable Plan Provisions and this Agreement.

9.6Integrated Agreement.  This Agreement and the Applicable Plan Provisions, together with the Employment Agreement governing this Award shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein.  To the extent contemplated herein or therein, the provisions of the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

9.7Section 409A. This Agreement and the Units granted hereunder are intended to fit within the “short-term deferral” exemption from Section 409A of the Code as set forth in Treasury Regulation Section 1.409A-1(b)(4).  In administering this Agreement, the Company shall interpret this Agreement in a manner consistent with such exemption.  Notwithstanding the foregoing, if it is determined that the Units fail to satisfy the requirements of the short-term deferral rule and are otherwise deferred compensation subject to Section 409A, and if Participant is a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of Participant’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any Shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of additional taxation on Participant in respect of the Shares under Section 409A of the Code.  Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of Section 409A of the Code and Treasury Regulation Section 1.409A-2(b)(2).

9.8Clawback.  Participant agrees that in addition to being subject to any compensation recovery or clawback policy implemented by the Company before or after the Grant Date, including any policy adopted by the Company to comply with the requirements of applicable laws, if, in the opinion of the independent directors of the Board, the Company’s financial results are restated or materially misstated due in whole or in part to intentional fraud or misconduct by the Participant, the independent directors may, based upon the facts and circumstances surrounding the restatement, direct that the Company seek to recoup any gains realized with respect to this Agreement (including any proceeds, gains or other economic benefit received by the Participant from any subsequent sale of Shares issued upon payment of the Units), regardless of when issued.

9.9Applicable Law.  This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance

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with the laws of the State of Florida, notwithstanding any Florida or other conflict-of-interest provisions to the contrary. Venue for any action arising out of this Agreement or the employment relationship shall be brought only in courts of competent jurisdiction in or for Palm Beach County, Florida and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue in such courts and submits to the jurisdiction of such courts. THE PARTIES (BY THEIR ACCEPTANCE HEREOF) HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTES BASED UPON OR ARISING OUT OF THIS AGREEMENT.

9.10Severability.  If any term or provision of this Agreement or the application thereof to any Participant or circumstance shall to any extent be invalid or unenforceable, such provision will be modified, rewritten or interpreted to include as much of its nature and scope as will render it enforceable.  If it cannot be so modified, rewritten or interpreted to be enforceable in any respect, it will not be given effect and the remainder of this Agreement, or the application of such term or provision to Participants or circumstances other than those held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

9.11Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.12Acceptance.  By signing the Agreement, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with this Agreement and the Applicable Plan Provisions, (b) accepts the Award subject to all of the terms and conditions of this Agreement and the Applicable Plan Provisions and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement except as otherwise provided in this Agreement.  The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Units or disposition of the underlying Shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THERAPEUTICSMD, INC.
By: /s/ Robert Finizio Name: Robert Finizio Title: Chief Executive Officer
Address: 951 Yamato Road, Suite 220 Boca Raton, Florida 33431

MARK GLICKMAN
/s/ Mark Glickman Signature
October 15, 2021 Date
Address:

[Signature Page to Inducement Grant]

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